Exhibit 3.1
AMENDED AND RESTATED BYLAWS OF SALESFORCE, INC.
(effective as of December 15, 2022)
ARTICLE I
STOCKHOLDERS
1.1Place of Meetings. All meetings of stockholders of Salesforce, Inc. (the “Corporation”) shall be held at such place within or without the State of Delaware as may be designated from time to time by the board of directors of the Corporation (the “Board of Directors”) or the Chief Executive Officer.
1.2Annual Meeting. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held on a date to be fixed by the Board of Directors at the time and place to be fixed by the Board of Directors and stated in the notice of the meeting.
1.3Special Meetings.
(a)A special meeting of stockholders may be called at any time by the Chairman of the Board or the Secretary of the Corporation at the direction of either the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President of the Corporation, for any purpose or purposes prescribed in the notice of the meeting and shall be held at such place, on such date and at such time as the Board may fix. Business transacted at any special meeting of stockholders shall be confined to the purpose or purposes stated in the notice of meeting.
(b)A special meeting of stockholders shall be called by the Chairman of the Board or the Secretary of the Corporation upon the written request (a “special meeting request”) of one or more stockholders of record that at the time a request is delivered (1) own, or are acting on behalf of persons who own, shares representing 15% (the “Requisite Percent”) or more of the voting power of the then-outstanding capital stock of the Corporation entitled to vote on the matter or matters to be brought before the proposed special meeting, and (2) comply with the notice procedures set forth in this Section 1.3 with respect to any matter that is a proper subject for the meeting pursuant to Section 1.3(f). Except as otherwise required by law, and except as otherwise provided for or fixed pursuant to the Certificate of Incorporation (including any preferred stock designation), special meetings of stockholders may not be called by any other person or persons. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting by or at the direction of the Board of Directors. For purposes of satisfying the Requisite Percent under this Section 1.3, “own” and “owned” shall have the meaning set forth in Section 2.16(f) below.
(c)Any stockholder seeking to request a special meeting shall first request that the Board of Directors fix a record date to determine the stockholders entitled to request the special meeting (the “Ownership Record Date”) by delivering notice in writing to the Secretary of the Corporation at the principal executive offices of the Corporation (the “Record Date Request Notice”) setting forth (1) the name of the stockholder as set forth on the Corporation’s stock register and, if the Record Date Request Notice is being delivered on behalf of one or more beneficial owners, the name, address and telephone number of such beneficial owner(s), and (2) the business proposed to be acted on at the special meeting. Upon receiving a Record Date Request Notice, the Board of Directors may set an Ownership Record Date. Notwithstanding any other provision of these Bylaws, the Ownership Record Date shall not precede the date upon which the resolution fixing the Ownership Record Date is adopted by the Board of Directors, and shall not be more than ten business days after the close of business on the date upon which the resolution fixing the Ownership Record Date is adopted by the Board of Directors. If the Board of Directors, within ten business days after the date upon which a valid Record Date Request Notice is received by the Secretary of the Corporation, does not adopt a resolution fixing the Ownership Record Date, the Ownership Record Date shall be the close of business on the twentieth business day after the date upon which a valid Record Date Request Notice is received by the Secretary.
(d)In order for a special meeting requested by the stockholders to be called by the Chairman of the Board or the Secretary of the Corporation, one or more special meeting requests signed and dated by stockholders (or their duly authorized agents) who own or who are acting on behalf of persons who own, as of the Ownership Record Date, at least the Requisite Percent of the voting power of the then-outstanding capital stock of the Corporation entitled to vote on the matter or matters to be brought before the proposed special meeting (or their duly authorized agents), must be delivered to the Secretary at the principle executive offices of the Corporation and must be accompanied by:
(i)in the case of any special meeting requested by stockholders at which director nominations are proposed to be presented, the information required by Section 2.15(a)(ii) and (iii) below, including as to the person(s) seeking to propose such nominations at such meeting, the information required under Section 2.15(a)(ii)(2), which notice shall be further updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct, as provided in the last paragraph of Section 2.16(g) (and for such purposes, Eligible Stockholder shall refer to the stockholder requesting the meeting and “annual meeting of stockholders” shall refer to the special meeting of stockholders being requested); and
(ii)in the case of any special meeting requested by stockholders at which any business other than nominations of persons for election to the Board of Directors is proposed to be presented, the information required by Section 1.10(a)(ii) below (which shall be in addition to the information required by Section 1.3(d)(i) if director nominations also are proposed to be considered), including as to the person(s) seeking to propose such business at such meeting, the information required under Section 1.10(a)(ii)(2)-(5), which notice shall be further updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct, as provided in the last paragraph of Section 2.16(g) below (and for such purposes, Eligible Stockholder shall refer to the stockholder requesting the meeting and “annual meeting of stockholders” shall refer to the special meeting of stockholders being requested); and
(iii)as to each stockholder of the Corporation signing such request, or if such stockholder is a nominee or custodian, the beneficial owner(s) on whose behalf such request is signed, (1) an affidavit by each such person stating the number of shares of the capital stock of the Corporation that it owns (as defined in Section 2.16(f) below) as of the date such request was signed and an agreement by such person to update and supplement such affidavit, if necessary, so that the information provided in such affidavit regarding the number of shares of the capital stock of the Corporation that such person owns shall be true and correct as of the record date for the special meeting requested by stockholders and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight (8) business days prior to the date for the meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof; provided that in the event of any decrease in the number of shares of the capital stock of the Corporation owned by such person at any time before the special meeting requested by stockholders, such person’s special meeting request shall be deemed to have been revoked with respect to such shares of the capital stock of the Corporation comprising such reduction and shall not be counted towards the calculation of the Requisite Percent, (2) as to the stockholder seeking to call the special meeting (or the person on whose behalf the stockholder is acting, as applicable) or any stockholder or beneficial owner who has solicited other stockholders to request the special meeting, an agreement to continue to own such number of shares of the capital stock of the Corporation in its affidavit through the date of the special meeting requested by stockholders, and (3) as to the stockholder seeking to call the special meeting (or the person on whose behalf the stockholder is acting, as applicable) or any stockholder or beneficial owner who has solicited other stockholders to request the special meeting, the information as to such stockholder or beneficial owner required under Section 2.15(a)(ii)(2) below.
One or more special meeting requests delivered to the Secretary by one, or a group of more than one, stockholders requesting the special meeting shall constitute a valid special meeting request only if each such written request satisfies the requirements set forth in this Section 1.3(d) and has been dated and delivered to the Secretary within sixty days of the earliest dated of such requests. If the record holder is not the signatory to the special meeting request, such special meeting request will not be valid unless documentary evidence from the record holder is supplied to the Secretary of the Corporation at the time of delivery of such special meeting request (or within ten business days thereafter) of such signatory’s authority to execute the special meeting request on behalf of the record holder.
(e)After receiving a special meeting request, the Board of Directors shall determine in good faith whether the stockholders requesting the special meeting have satisfied the requirements for calling a special meeting of stockholders, which determination shall be conclusive and binding on the Corporation, and the Corporation shall notify the requesting stockholder of the Board’s determination about whether the special meeting request is valid. The date, time and place of the special meeting shall be fixed by the Board of Directors in accordance with these Bylaws; provided, however, that the date of the special meeting shall not be more than ninety days after the date on which the Board of Directors fixes the date of the special meeting. The record date for the special meeting shall be fixed by the Board of Directors as set forth in Section 4.5 below.
(f)A special meeting request shall not be valid, and the Corporation shall not call a special meeting if: (i) the special meeting request relates to an item of business that is not a proper subject for stockholder action under, or that involves a violation of, applicable law; (ii) an item of business that is the same or substantially similar (as determined in good faith by the Board of Directors) was presented at a meeting of stockholders occurring within ninety days preceding the earliest date of signature on the special meeting request; (iii) the special meeting request is delivered during the period commencing ninety days prior to the first anniversary of the preceding year’s annual meeting and ending on the date of the next annual meeting of stockholders; or (iv) the special meeting request does not comply with the requirements of this Section 1.3.
(g)The stockholder seeking to call the special meeting may revoke a special meeting request by written revocation delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation at any time prior to the stockholder-requested special meeting, and any stockholder signing a special meeting request may revoke such request as to the shares of capital stock of the Corporation that such person owns (or owned by that person on whose behalf the stockholder is acting, as applicable) and shall be deemed to revoke a special meeting request as and to the extent provided in Section 1.3(d)(iii); provided that if, as a result of such revocation(s), there no longer are valid unrevoked special meeting requests from stockholders who own the Requisite Percent of the voting power of the then-outstanding capital stock of the Corporation entitled to vote on the matter or matters to be brought before the proposed special meeting, there shall be no requirement to call a special meeting or to hold a special meeting regardless of whether notice of such special meeting has been sent and/or proxies solicited for such special meeting. Further, in the event that the stockholder requesting the stockholder-requested special meeting withdraws such special meeting request, there shall be no requirement to call or hold such special meeting.
(h)Business transacted at a stockholder-requested special meeting shall be limited to: (i) the business stated in the valid special meeting request received from the Requisite Percent; and (ii) any additional business that the Board of Directors determines to include in the Corporation’s notice of meeting. If none of the stockholders who submitted the special meeting request appears at the special meeting to present the matter or matters to be brought before the special meeting that were specified in the special meeting request, the Corporation need not present the matter or matters for a vote at the meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation. The Board of Directors may postpone, reschedule or cancel any special meeting of stockholders previously scheduled pursuant to this Section 1.3.
1.4Notice of Meetings. Written notice of each meeting of stockholders, whether annual or special, shall be given not less than 10 nor more than 60 days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or as required by law (meaning here and hereafter, as required from time to time by the Delaware General Corporation Law) or the Certificate of Incorporation. The notices of all meetings shall state the place, if any, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting. The notice of a special meeting shall state, in addition, the purpose or purposes for which the meeting is called. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his or her address as it appears on the records of the Corporation.
1.5Voting List. The officer who has charge of the stock ledger of the Corporation shall prepare, at least 10 days before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, the Corporation’s principal place of business. The list shall also be produced and kept at the time and place of the meeting during the whole time of the meeting, and may be inspected by any stockholder who is present. This list shall determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.
1.6Quorum. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the holders of a majority of the issued and outstanding shares of the capital stock of the Corporation entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business. If a quorum shall fail to attend any meeting, the Chairman of the meeting or the holders of a majority of the shares of capital stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, if any, date or time, or with another means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting.
If a notice of any adjourned special meeting of stockholders is sent to all stockholders entitled to vote thereat, stating that it will be held with those present at such adjourned meeting constituting a quorum, then except as otherwise required by law or the Certificate of Incorporation, those present at such adjourned meeting shall constitute a quorum, and all matters shall be determined by a majority of the votes cast at such meeting.

1.7Adjournments. Any meeting of stockholders may be adjourned to any other place, if any, date or time at which a meeting of stockholders may be held under these Bylaws, or with any other means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, by the Chairman of the meeting or, in the absence of such person, by any officer entitled to preside at or to act as Secretary of such meeting, or by the holders of a majority of the shares of stock present or represented at the meeting and entitled to vote, although less than a quorum. When a meeting is adjourned to another place, if any, date or time, or with another means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, written notice need not be given of the adjourned meeting if the place, if any, date and time thereof and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than 30 days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, if any, date and time of the adjourned meeting, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, shall be given in conformity herewith. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.
1.8Voting and Proxies. Each stockholder shall have one vote for each share of stock entitled to vote held of record by such stockholder and a proportionate vote for each fractional share so held, unless otherwise provided by law or the Certificate of Incorporation. Each stockholder of record entitled to vote at a meeting of stockholders may vote in person or may authorize any other person or persons to vote or act for him by written proxy executed by the stockholder or his or her authorized agent or by a transmission permitted by law or the Certificate of Incorporation and delivered to the Secretary of the Corporation. No stockholder may authorize more than one proxy for his or her shares. Any copy, facsimile or other electronic transmission or other reliable reproduction of the writing or transmission created pursuant to this Section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile or other electronic transmission or other reproduction shall be a complete reproduction of the entire original writing or transmission.
1.9Action at Meeting. When a quorum is present at any meeting, all matters shall be determined by a majority of the votes cast affirmatively or negatively on the matter (or if there are two or more classes of stock entitled to vote as separate classes, then in the case of each such class, a majority of each such class present or represented and voting affirmatively or negatively on the matter shall decide such matter), except when a different vote is required by express provision of law, the Certificate of Incorporation or these Bylaws.
All voting, including on the election of directors, but excepting where otherwise required by law or the Certificate of Incorporation, may be by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or his or her proxy, a stock vote shall be taken. Every stock vote shall be taken by ballot, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballot shall be counted by an inspector or inspectors appointed by the Chairman of the meeting. The Corporation may, and to the extent required by law or the Certificate of Incorporation, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as an alternate inspector to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by law or the Certificate of Incorporation, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of his or her ability.
1.10Advance Notice of Stockholder Business.
(a)At an annual meeting of the stockholders or special meeting requested by the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be brought: (1) pursuant to the Corporation’s proxy materials with respect to such meeting, (2) by or at the direction of the Board of Directors, or (3) by a stockholder of the Corporation who (A) is a stockholder of record at the time of the giving of the notice required by this 1.10(a) and on the record date for the determination of stockholders entitled to vote at the annual meeting and (B) has timely complied in proper written form with the notice procedures set forth in this Section 1.10(a). In addition, for business to be properly brought before an annual meeting by a stockholder, such business must be a proper matter for stockholder action pursuant to these Bylaws, the Certificate of Incorporation or applicable laws. For the avoidance of doubt, clause (3) of the second sentence of this paragraph shall be the exclusive means for a stockholder to propose business (other than business included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the 1934 Act) at an annual meeting of stockholders, and this Section 1.10 shall not apply to any nomination of director candidates except to the extent set forth in Section 2.15 and Section 2.16. To be properly brought before a special meeting requested by the stockholders, business must be: (a) specified in the Corporation’s notice of meeting given by or at the direction of the Board of Directors delivered pursuant to Section 1.4 above, (b) otherwise properly made at the special meeting requested by stockholders, by or at the direction of the Board of Directors or the Chairman of the Board, or (c) otherwise have been properly requested to be brought before the stockholder-requested special meeting by the stockholder in accordance with this Section 1.10(a).
(i)To comply with clause (3)(B) of Section 1.10(a) above, a stockholder’s notice must set forth all information required under this Section 1.10(a) and must be timely received by the Secretary of the Corporation. To be timely, a stockholder’s notice must be received by the Secretary at the principal executive offices of the Corporation not later than the 45th day nor earlier than the 75th day before the one-year anniversary of the date on which the Corporation first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) for the preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or if the date of the annual meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the date of the previous year’s annual meeting, then, for notice by the stockholder to be timely, it must be so received by the Secretary not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (x) the 90th day prior to such annual meeting, or (y) the 10th day following the day on which Public Announcement (as defined below) of the date of such annual meeting is first made. In no event shall an adjournment of an annual meeting of stockholders, or postponement of any previously scheduled annual meeting of stockholders for which notice has been given (or with respect to which there has been a Public Announcement of the date of the meeting), commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this Section 1.10(a)(i). “Public Announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or any successor thereto (the “1934 Act”).
(ii)To be in proper written form, a stockholder’s notice to the Secretary of the Corporation must set forth as to each matter of business the stockholder intends to bring before the annual meeting: (1) a brief description of the business intended to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (2) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business and any Stockholder Associated Person (as defined below), (3) the class and number of shares of the Corporation which are held of record or are beneficially owned by the stockholder or any Stockholder Associated Person and any derivative positions held or beneficially held by the stockholder or any Stockholder Associated Person, (4) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such stockholder or any Stockholder Associated Person with respect to any securities of the corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from share price changes for, or to increase or decrease the voting power of, such stockholder or any Stockholder Associated Person with respect to any securities of the Corporation, (5) any material interest of the stockholder or a Stockholder Associated Person in such business, (6) all information relating to the stockholder or any Stockholder Associated Person or related person that would be required to be set forth in a Schedule 13D filed by the stockholder or any Stockholder Associated Person or related person pursuant to Rule 13d-1(a) or an amendment pursuant to Rule 13d-2(a) if such a statement were required to be filed under the 1934 Act and the rules and regulations promulgated thereunder and (7) a statement whether either such stockholder or any Stockholder Associated Person will deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to carry the proposal (such information provided and statements made as required by clauses (1) through (7), a “Business Solicitation Statement”). In addition, to be in proper written form, a stockholder’s notice to the Secretary must be supplemented not later than 10 days following the record date to disclose the information contained in clauses (3) and (4) above as of the record date. A “Stockholder Associated Person” of any stockholder shall mean (A) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (B) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder and on whose behalf the proposal or nomination, as the case may be, is being made, or (C) any person controlling, controlled by or under common control with such person referred to in the preceding clauses (A) and (B).
(iii)Without exception, no business shall be conducted at any annual meeting except in accordance with the provisions set forth in this Section 1.10(a) and, if applicable, Section 2.15(a) and 2.16(a) below. In addition, business proposed to be brought by a stockholder may not be brought before the annual meeting if such stockholder or a Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Business Solicitation Statement applicable to such business or if the Business Solicitation Statement applicable to such business contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The Chairman of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that any proposed item of business was not properly brought before the annual meeting and in accordance with the provisions of this Section 1.10(a), and, if he or she should so determine, he or she shall so declare at the annual meeting that any such business not properly brought before the annual meeting shall not be transacted.
(b)In addition to the foregoing provisions of this Section 1.10, a stockholder must also comply with all applicable requirements of law and of the 1934 Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.10, including, with respect to business such stockholder intends to bring before the annual meeting that involves a proposal that such stockholder requests to be included in the Corporation’s proxy statement, the requirements of Rule 14a-8 (or any successor provision) under the 1934 Act. Nothing in this Section 1.10 shall be deemed to affect any right of the Corporation to omit a proposal from the

Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the 1934 Act.
1.11Conduct of Business. At every meeting of the stockholders, the Chairman of the Board, or, in his or her absence, the Chief Executive Officer, or, in his or her absence, such other person as may be appointed by the Board of Directors, shall act as Chairman of the meeting. The Secretary of the Corporation or a person designated by the Chairman of the meeting shall act as Secretary of the meeting. Unless otherwise approved by the Chairman of the meeting, attendance at the stockholders’ meeting is restricted to stockholders of record, persons authorized in accordance with Section 1.8 of these Bylaws to act by proxy, and officers of the Corporation.
The Chairman of the meeting shall call the meeting to order, establish the agenda, and conduct the business of the meeting in accordance therewith or, at the Chairman’s discretion, it may be conducted otherwise in accordance with the wishes of the stockholders in attendance. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.
The Chairman shall also conduct the meeting in an orderly manner, rule on the precedence of, and procedure on, motions and other procedural matters, and exercise discretion with respect to such procedural matters with fairness and good faith toward all those entitled to take part. The Chairman may impose reasonable limits on the amount of time taken up at the meeting on discussion in general or on remarks by any one stockholder. Should any person in attendance become unruly or obstruct the meeting proceedings, the Chairman shall have the power to have such person removed from participation. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this Section 1.11 and Section 1.10 above. The Chairman of a meeting shall, if the facts warrant, determine and declare at the meeting that any proposed item of business was not properly brought before the meeting and in accordance with the provisions of this Section 1.11 and Section 1.10, and if he or she should so determine, he or she shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.
1.12Stockholder Action Without Meeting. Subject to the rights of the holders of the shares of any series of preferred stock or any other class of stock or series thereof having a preference over the common stock as to dividends or upon liquidation, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.
1.13Meetings by Remote Communication. If authorized by the Board of Directors, and subject to such guidelines and procedures as the Board may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication, participate in the meeting and be deemed present in person and vote at the meeting, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, the Corporation shall maintain a record of such vote.

ARTICLE II
BOARD OF DIRECTORS
2.1     General Powers. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors, who may exercise all of the powers of the Corporation except as otherwise provided by law or the Certificate of Incorporation. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law or the Certificate of Incorporation, may exercise the powers of the full Board until the vacancy is filled.
2.2    Number and Term of Office. Subject to the rights of the holders of the shares of any series of preferred stock or any other class of stock or series thereof having a preference over the common stock as to dividends or upon liquidation, the number of directors shall be fixed from time to time exclusively by the Board of Directors. All directors shall be elected to hold office for a term expiring at the first annual meeting of stockholders held following their election and until their respective successors are duly elected and qualified or until their earlier death, resignation or removal.
A nominee for director shall be elected to the Board of Directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, however, that directors shall be elected by a plurality of the votes cast by the holders of the shares present in person or represented by proxy and entitled to vote on the election of directors at any meeting of stockholders for which, as of the date that is 10 days in advance of the date the Corporation files its definitive proxy statement (regardless of whether thereafter revised or supplemented) for such meeting with the Securities and Exchange Commission, the number of nominees exceeds the number of directors to be elected at the meeting.
If a nominee for director fails to receive the required number of votes for reelection, the Nominating and Corporate Governance Committee shall then make a recommendation to the Board of Directors as to whether to accept or reject such director’s resignation as previously tendered pursuant to the Corporation’s Corporate Governance Guidelines or whether other action should be taken. Thereafter, the Board of Directors will act on the Nominating and Corporate Governance Committee’s recommendation. Within 90 days from the date the election results are certified, the Corporation will publicly disclose the Board of Directors’ decision and the rationale behind such decision.
2.3    Vacancies and Newly Created Directorships. Subject to the rights of the holders of the shares of any series of preferred stock or any other class of stock or series thereof having a preference over the common stock as to dividends or upon liquidation, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation or other cause (including removal from office by a vote of the stockholders) may be filled only by the affirmative vote of a majority of the directors then in office, though less than a quorum, or by the sole remaining director, and directors so chosen shall hold office for a term expiring at the first annual meeting of stockholders held following their election and until their respective successors are duly elected and qualified or until their earlier death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.
2.4    Resignation. Any director may resign by delivering notice in writing or by electronic transmission to the Chairman of the Board, the Chief Executive Officer or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some later time or upon the happening of some other event. A resignation which is conditioned upon the director failing to receive a specified vote for reelection as a director may provide that it is irrevocable. Unless otherwise provided in the Certificate of Incorporation or these Bylaws, when one or more directors resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.
2.5    Removal. Subject to the rights of the holders of the shares of any series of preferred stock or any other class of stock or series thereof having a preference over the common stock as to dividends or upon liquidation, any directors, or the entire Board of Directors, may be removed from office at any time but only by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class.
2.6    Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place, either within or without the State of Delaware, as shall be determined from time to time by the Board of Directors; provided that any director who is absent when such a determination is made shall be given notice of the determination. A regular meeting of the Board of Directors may be held without notice immediately after and at the same place as the annual meeting of stockholders.
2.7    Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer or two or more directors and may be held at any time and place, within or without the State of Delaware.
2.8    Notice of Special Meetings. Notice of any special meeting of directors shall be given to each director by the Secretary or by the officer or one of the directors calling the meeting. Notice shall be duly given to each director by (i) giving notice to such director in person or by telephone, electronic transmission or voice message system at least 24 hours in advance of the meeting, (ii) sending a facsimile, or delivering written notice by hand, to his or her last known business or home address at least 24 hours in advance of the meeting, or (iii) mailing written notice to his or her last known business or home address at least three days in advance of the meeting. A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.
2.9    Participation in Meetings by Telephone Conference Calls or Other Methods of Communication. Directors or any members of any committee designated by the directors may participate in a meeting of the Board of Directors or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.
2.10    Quorum. A majority of the total number of authorized directors shall constitute a quorum at any meeting of the Board of Directors. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting. In the absence of a quorum at any such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present. Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or at a meeting of a committee which authorizes a particular contract or transaction.
2.11    Action at Meeting. At any meeting of the Board of Directors at which a quorum is present, the vote of a majority of those present shall be sufficient to take any action, unless a different vote is specified by law, the Certificate of Incorporation or these Bylaws.

2.12    Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee of the Board of Directors may be taken without a meeting if all members of the Board or committee, as the case may be, consent to the action in writing or by electronic transmission, and the writings or electronic transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
2.13    Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation, with such lawfully delegated powers and duties as it therefor confers, to serve at the pleasure of the Board. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors and subject to the provisions of the Delaware General Corporation Law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each such committee shall keep minutes and make such reports as the Board of Directors may from time to time request. Except as the Board of Directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these Bylaws for the Board of Directors.
2.14    Compensation of Directors. Directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings as the Board of Directors may from time to time determine. No such payment shall preclude any director from serving the Corporation or any of its parent or subsidiary corporations in any other capacity and receiving compensation for such service.
2.15    Nomination of Director Candidates.
(a)Advance Notice of Director Nominations at Annual Meetings. Notwithstanding anything in these Bylaws to the contrary, only persons who are nominated in accordance with the procedures set forth in this Section 2.15(a) shall be eligible for election or re-election as directors at an annual meeting of stockholders. Subject to the rights of the holders of the shares of any series of preferred stock or any other class of stock or series thereof having a preference over the common stock as to dividends or upon liquidation, nominations of persons for election or re-election as directors at an annual meeting may be made only (1) by or at the direction of the Board of Directors, (2) by a stockholder of the Corporation who (A) was a stockholder of record at the time of the giving of the notice required by this Section 2.15(a) and on the record date for the determination of stockholders entitled to vote at the annual meeting and (B) has timely complied in proper written form with the notice procedures set forth in this Section 2.15(a) or (3) by any stockholder of record of the Corporation who has complied with the requirements and procedures set forth in Section 2.16 and whose nominees are included in the Corporation’s proxy materials with respect to such meeting.
(i)To comply with clause (2)(B) of Section 2.15(a) above, a nomination to be made by a stockholder must set forth all information required under this Section 2.15(a) and must be received by the Secretary of the Corporation at the principal executive offices of the Corporation at the time set forth in, and in accordance with, the final three sentences of Section 1.10(a)(i) above.
(ii)To be in proper written form, such stockholder’s notice to the Secretary must set forth:
(1)as to each person (a “nominee”) whom the stockholder proposes to nominate for election or re-election as a director: (A) the name, age, business address and residence address of the nominee, (B) the principal occupation or employment of the nominee, (C) the class and number of shares of the Corporation that are held of record or are beneficially owned by the nominee and any derivative positions held or beneficially held by the nominee, (D) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of the nominee with respect to any securities of the Corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit of share price changes for, or to increase or decrease the voting power of the nominee, (E) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, (F) a written statement executed by the nominee acknowledging that as a director of the Corporation, the nominee will owe a fiduciary duty under Delaware law with respect to the Corporation and its stockholders, (G) any other information relating to the nominee that would be required to be disclosed about such nominee if proxies were being solicited for the election of the nominee as a director, or that is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including without limitation the nominee’s written consent to being named in any proxy materials relating to the Corporation’s next annual meeting or special meeting, as applicable, as a nominee and to serving as a director if elected), and (H) a completed director questionnaire signed by the nominee (a form of which shall be provided by the Secretary of the Corporation promptly following a request therefor); and
(2)as to such stockholder giving notice, (A) the information required to be provided pursuant to clauses (2) through (6) of Section 1.10(a)(ii) above, and the supplement referenced in the second sentence of Section 1.10(a)(ii) above (except that the references to “business” in such clauses shall instead refer to nominations of directors for purposes of this paragraph), and (B) a statement whether either such stockholder or Stockholder Associated Person will deliver a proxy statement and form of proxy to holders of a number of the Corporation’s voting shares reasonably believed by such stockholder or Stockholder Associated Person to be necessary to elect such nominee(s) (such information provided and statements made as required by clauses (A) and (B) above, a “Nominee Solicitation Statement”).
(iii)At the request of the Board of Directors, any person nominated by a stockholder for election as a director must furnish to the Secretary of the Corporation (1) that information required to be set forth in the stockholder’s notice of nomination of such person as a director as of a date subsequent to the date on which the notice of such person’s nomination was given and (2) such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee; in the absence of the furnishing of such information if requested, such stockholder’s nomination shall not be considered in proper form pursuant to this Section 2.15(a).
(iv)Without exception, no person shall be eligible for election or re-election as a director of the Corporation at an annual meeting of stockholders unless nominated in accordance with the provisions set forth in this Section 2.15(a) or Section 2.16. In addition, a nominee shall not be eligible for election or re-election if a stockholder or Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Nominee Solicitation Statement applicable to such nominee or if the Nominee Solicitation Statement applicable to such nominee contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The Chairman of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that a nomination was not made in accordance with the provisions of this Section 2.15(a), and if he or she should so determine, he or she shall so declare at the annual meeting, and the defective nomination shall be disregarded.
(b)Advance Notice of Director Nominations for Special Meetings. For a special meeting of stockholders at which directors are to be elected pursuant to Section 1.3 above, nominations of persons for election to the Board of Directors shall be made only (1) by or at the direction of the Board of Directors, (2) by any stockholder of the corporation who (A) is a stockholder of record at the time of the giving of the notice required by this Section 2.15(b) and on the record date for the determination of stockholders entitled to vote at the special meeting and (B) delivers a timely written notice of the nomination to the Secretary of the Corporation that includes the information set forth in Sections 2.15(a)(ii) and (a)(iii) above, or (3) in the case of a stockholder-requested special meeting, by any stockholder of the Corporation pursuant to Section 1.3 above. To be timely, such notice must be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which Public Announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall an adjournment of a special meeting of stockholders, or postponement of any previously scheduled special meeting of stockholders for which notice has been given (or with respect to which there has been a Public Announcement of the date of the meeting), commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this Section 2.15(b). A person shall not be eligible for election or re-election as a director at a special meeting unless the person is nominated (i) by or at the direction of the Board of Directors, (ii) by a stockholder in accordance with the notice procedures set forth in this Section 2.15(b), or (iii) in the case of a stockholder-requested special meeting, by any stockholder of the Corporation pursuant to Section 1.3 above. In addition, a nominee shall not be eligible for election or reelection if a stockholder or Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Nominee Solicitation Statement applicable to such nominee or if the Nominee Solicitation Statement applicable to such nominee contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The Chairman of the special meeting shall, if the facts warrant, determine and declare at the special meeting that a nomination was not made in accordance with the provisions of this Section 2.15(b), and if he or she should so determine, he or she shall so declare at the annual meeting, and the defective nomination shall be disregarded. Notwithstanding any other provision of these Bylaws, in the case of a stockholder-requested special meeting, no stockholder may nominate a person for election to the Board of Directors or propose any other business to be considered at the meeting, except pursuant to the written request(s) delivered for such special meeting pursuant to Section 1.3 above.
(c)In addition to the foregoing provisions of this Section 2.15, a stockholder must also comply with all applicable requirements of state law and of the 1934 Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.15. Nothing in this Section 2.15 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the 1934 Act.

(d)Only persons nominated in accordance with the procedures set forth in this Section 2.15 or Section 2.16 shall be eligible to serve as directors. Except as otherwise provided by law or the Certificate of Incorporation, the Chairman of the meeting shall have the power and duty (a) to determine whether a nomination was made in accordance with the procedures set forth in this Section 2.15 and (b) if any proposed nomination was not made in compliance with this Section 2.15, to declare that such nomination shall be disregarded.
(e)A stockholder who has delivered a notice of nomination pursuant to this Section 2.15 shall promptly certify to the Corporation in writing that it has complied with the requirements of Rule 14a-19 promulgated under the 1934 Act and deliver no later than five (5) business days prior to the annual meeting or special meeting, as applicable, reasonable evidence that it has complied with such requirements. Notwithstanding anything to the contrary in these Bylaws, unless otherwise required by law, if any stockholder (i) provides notice pursuant to Rule 14a-19 promulgated under the 1934 Act and (ii) subsequently (A) notifies the Corporation that such stockholder no longer intends to solicit proxies in support of director nominees other than the Corporation’s director nominees in accordance with Rule 14a-19 or (B) fails to comply with the requirements of Rule 14a-19, such stockholder’s nomination(s) shall be deemed null and void and the Corporation shall disregard any proxies or votes solicited for any nominee proposed by such shareholder.
2.16    Inclusion of Director Candidates in Proxy Materials.
(a)Proxy Access. Subject to compliance with the terms and conditions set forth in these Bylaws, in connection with an annual meeting of stockholders, the Corporation shall include (i) in its proxy statement and form of proxy, in addition to the persons nominated for election by the Board of Directors or any committee thereof, the name of any person nominated for election to the Board of Directors by a record stockholder who is, or is acting on behalf of, an Eligible Stockholder (as defined below) pursuant to this Section 2.16 (such nominated person, the “Stockholder Nominee”) and (ii) in its proxy statement the Required Information (as defined below) relating to any Stockholder Nominee.
(b)Timeliness of Notice. To nominate a Stockholder Nominee, a record stockholder who is, or is acting on behalf of, an Eligible Stockholder must provide a timely notice that expressly elects to have the Eligible Stockholder’s Stockholder Nominee included in the Corporation’s proxy materials pursuant to this Section 2.16 (the “Notice of Proxy Access Nomination”). To be timely, a Notice of Proxy Access Nomination must be received by the Secretary of the Corporation at the principal executive offices of the Corporation not later than the 120th day nor earlier than the 150th day before the one-year anniversary of the date on which the Corporation first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) for the preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or if the date of the annual meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the date of the previous year’s annual meeting, then, for a Notice of Proxy Access Nomination by the stockholder to be timely, it must be so received by the Secretary not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (x) the 90th day prior to such annual meeting, or (y) the tenth day following the day on which Public Announcement of the date of such annual meeting is first made (the last day on which a Notice of Proxy Access Nomination may be delivered, the “Final Proxy Access Nomination Date”). In no event shall an adjournment of an annual meeting of stockholders, or postponement of any previously scheduled annual meeting of stockholders for which notice has been given (or with respect to which there has been a Public Announcement of the date of the meeting), commence a new time period (or extend any time period) for the giving of a Notice of Proxy Access Nomination under this Section 2.16.

(c)Information Included in Proxy Materials. The Eligible Stockholder may provide to the Secretary of the Corporation a written statement for inclusion in the Corporation’s proxy statement for the applicable annual meeting of stockholders, not to exceed 500 words, in support of the Eligible Stockholder’s Stockholder Nominee (the “Statement”). In order to have a Statement included in the proxy statement an Eligible Stockholder must submit the Statement to the Secretary of the Corporation at the same time that such Eligible Stockholder’s Notice of Proxy Access Nomination is submitted to the Secretary of the Corporation. For purposes of this Section 2.16, the “Required Information” that the Corporation will include in its proxy statement is (i) the information concerning the Stockholder Nominee and the Eligible Stockholder that the Corporation determines is required to be disclosed in the Corporation’s proxy statement by the regulations promulgated under the 1934 Act and (ii) if the Eligible Stockholder so elects, a Statement. Notwithstanding anything to the contrary contained in this Section 2.16, the Corporation may omit from its proxy materials any information or Statement (or portion thereof) that it believes would violate any applicable law or regulation. Nothing in this Section 2.16 shall limit the Corporation’s ability to solicit against and include in its proxy materials its own statements relating to any Stockholder Nominee.
(d)Number of Stockholder Nominees. The number of Stockholder Nominees appearing in the Corporation’s proxy materials with respect to an annual meeting of stockholders shall not exceed the greater of (i) two or (ii) 20% of the number of directors in office and subject to election by the holders of common stock as of the Final Proxy Access Nomination Date, or if such number is not a whole number, the closest whole number below 20% (the number determined pursuant to clause (i) or clause (ii) of this sentence, as applicable, the “Permitted Number”); provided, that in the event that one or more vacancies for any reason occurs on the Board of Directors at any time after the Final Proxy Access Nomination Date and before the date of the applicable annual meeting of stockholders and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith such that the number of directors subject to election by the holders of common stock is reduced, the Permitted Number shall be calculated based on the number of directors in office as so reduced. The Permitted Number shall also be reduced by (i) the number of director candidates for which the Corporation shall have received one or more notices that a stockholder intends to nominate director candidates at such applicable annual meeting of stockholders pursuant to Section 2.15, provided that the Permitted Number after such reduction with respect to this clause (i) will in no event be less than one, (ii) the number of director candidates that will be included in the Corporation’s proxy materials with respect to such annual meeting of stockholders as an unopposed (by the Corporation) nominee pursuant to any agreement, arrangement or other understanding with any stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of shares by such stockholder or group of stockholders from the Corporation), other than any such director candidate referred to in this clause (ii) who was elected, as a nominee of the Board of Directors, at both of the two annual meetings of stockholders immediately preceding the applicable annual meeting of stockholders, provided that the Permitted Number after such reduction with respect to this clause (ii) will in no event be less than one, (iii) the number of incumbent director candidates who previously were Stockholder Nominees at either of the two annual meetings of stockholders immediately preceding the applicable annual meeting and whose re-election at the upcoming annual meeting is being recommended by the Board of Directors and (iv) the number of director candidates whose names were submitted for inclusion in the Corporation’s proxy materials pursuant to this Section 2.16, but who were thereafter nominated by the Board of Directors. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 2.16 exceeds the Permitted Number, each Eligible Stockholder (or group thereof constituting an Eligible Stockholder) will select one Stockholder Nominee for inclusion in the Corporation’s proxy materials until the Permitted Number is reached, going in order of the amount (largest to smallest) of shares of common stock of the Corporation each Eligible Stockholder (or group thereof) disclosed as owned in its respective Notice of Proxy Access Nomination submitted to the Corporation. If the Permitted Number is not reached after each Eligible Stockholder (or group thereof) has selected one Stockholder Nominee, this selection process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached. After reaching the Permitted Number of Stockholder Nominees, if any Stockholder Nominee who satisfies the eligibility requirements in this Section 2.16 (i) thereafter withdraws from the election (or his or her nomination is withdrawn by the applicable Eligible Stockholder) or (ii) is thereafter not submitted for director election for any reason (including the failure to comply with this Section 2.16) other than due to a failure by the Corporation to include such Stockholder Nominee in the proxy materials in violation of this Section 2.16, no other nominee or nominees shall be substituted for such Stockholder Nominee and included in the Corporation’s proxy materials or otherwise submitted for director election pursuant to this Section 2.16.
(e)Group Provisions to Determine Eligible Stockholder. An “Eligible Stockholder” is one or more persons who own and have owned, or are acting on behalf of one or more beneficial owners who own and have owned (in each case as defined in Section 2.16(f)), for at least three years as of the date the Notice of Proxy Access Nomination is received by the Corporation, shares representing at least 3% of the shares of common stock outstanding as of the date of such Notice of Proxy Access Nomination (the “Required Shares”), and who continue to own the Required Shares at all times between the date the Notice of Proxy Access Nomination is received by the Corporation and the date of the applicable annual meeting of stockholders; provided that the aggregate number of record stockholders and beneficial owners whose stock ownership is counted for the purposes of satisfying the foregoing ownership requirement shall not exceed 20. Two or more collective investment funds that are (i) under common management and investment control, (ii) under common management and funded primarily by a single employer or (iii) a “group of investment companies,” as such term is defined in Section 12(d) (1)(G)(ii) of the Investment Company Act of 1940 (as amended from time to time the “Investment Company Act”) (such funds together under each of (i), (ii) or (iii) comprising a “Qualifying Fund”) shall be treated as one record stockholder or beneficial owner for the purpose of determining the aggregate number of record stockholders and beneficial owners in this paragraph, and treated as one person for the purpose of determining “ownership” as defined in this Section 2.16, provided that each fund comprising a Qualifying Fund otherwise meets the requirements set forth in this Section 2.16. No record stockholder (other than a Custodian Holder (as defined below)) or beneficial owner may be a member of more than one group constituting an Eligible Stockholder under this Section 2.16, and no shares may be attributed to more than one Eligible Stockholder or group constituting an Eligible Stockholder under this Section 2.16. For the avoidance of doubt, the Required Shares will qualify as such if and only if the beneficial owner of such shares has itself beneficially owned such shares continuously for the three-year period ending on the date the Notice of Proxy Access Nomination is received by the Corporation and through other applicable dates referred to above (in addition to the other applicable requirements being met).
(f)Definition of “Own” and “Ownership.” For purposes of calculating the Required Shares under this Section 2.16 and for purposes of calculating the “Requisite Percent” under Section 1.3 of these Bylaws, “ownership,” “own” and “owned” respectively, shall be deemed to consist of and include only the outstanding shares as to which a person possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (A) sold by such person or any of its affiliates in any transaction that has not been settled or closed, including any short sale, (B) borrowed by such person or any of its affiliates for any purposes or purchased by such person or any of its affiliates pursuant to an agreement to resell, or (C) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement entered into by such person or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of common stock, in any such case which instrument or agreement has, or is intended to have, or if exercised would have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such person’s or its affiliates’ full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting, or altering to any degree any gain or loss arising from the full economic ownership of such shares by such person or its affiliate. “Ownership” shall include shares held in the name of a nominee (including a Custodian Holder) or other intermediary so long as the person claiming ownership of such shares retains the right to instruct how the shares are voted with respect to the election of directors and the right to direct disposition thereof and possesses the full economic interest in the shares; provided that this provision shall not alter the obligations of a record stockholder to provide the Notice of Proxy Access Nomination. Ownership of shares shall be deemed to continue during any period (x) in which shares have been loaned if the person claiming ownership may recall such loaned shares on no more than five business days’ notice or (y) in which any voting power has been delegated by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time without condition. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings.
(g)Contents of Notice of Proxy Access Nomination. The Notice of Proxy Access Nomination shall set forth or be submitted with the following information and materials in writing (including, as applicable, with respect to each Eligible Stockholder, every member of any group that is together such Eligible Stockholder other than a Custodian Holder):
(i)with respect to each of the Stockholder Nominee(s) and each Eligible Stockholder, the information identified in Section 2.15(a)(ii)(1) and Section 2.15(a)(ii)(2)(A), as applicable;
(ii)the written consent of each Stockholder Nominee to being named in the Corporation’s proxy materials as a nominee and to serving as a director if elected;
(iii)a copy of the Schedule 14N that has been, or concurrently is, filed with the Securities and Exchange Commission as required by Rule 14a-18 under the 1934 Act;
(iv)with respect to each Eligible Stockholder and its affiliates or associates or others acting in concert therewith and each Stockholder Nominee, all information as would be required to be disclosed in a solicitation of proxies for the election of such Stockholder Nominee as a director in a contested election pursuant to Section 14 of the 1934 Act and the rules and regulations promulgated thereunder;
(v)a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the Eligible Stockholder and its or their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each of such Eligible Stockholder’s Stockholder Nominee(s), and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the Eligible Stockholder, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the Stockholder Nominee were a director or executive officer of such registrant; and
(vi)a completed director questionnaire signed by the Stockholder Nominee(s) (a form of which shall be provided by the Secretary of the Corporation promptly following a request therefor).

In addition, the Notice of Proxy Access Nomination must be submitted with a signed and written agreement of the Eligible Stockholder (and each member of any group that together is an Eligible Stockholder other than a Custodian Holder) setting forth:
(i)    a representation that the Eligible Stockholder (1) acquired ownership of the Required Shares in the ordinary course of business and not with the intent to change or influence control of the Corporation, and does not presently have such intent, (2) has not nominated and will not nominate for election to the Board of Directors at the applicable annual meeting of stockholders any person other than its Stockholder Nominee(s), (3) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the 1934 Act in support of the election of any individual as a director at the applicable annual meeting of stockholders other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (4) will not distribute to any person any form of proxy for the applicable annual meeting of stockholders other than the forms distributed by the Corporation and (5) will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading and otherwise will comply with all applicable laws, rules and regulations in connection with any actions taken pursuant to this Section 2.16;
(ii)    a representation that (1) within five business days after the date that the Notice of Proxy Access Nomination is sent to the Corporation, the Eligible Stockholder will provide one or more written statements from the record holder of the Required Shares (and from each intermediary through which the Required Shares are or have been held during the requisite three-year holding period) that, as of a date within seven days prior to the date that the Notice of Proxy Access Nomination was received by the Corporation, the Eligible Stockholder owns, and has owned continuously for the preceding three years, the Required Shares, (2) within five business days after the record date for determining stockholders entitled to vote at the annual meeting, the Eligible Stockholder will provide one or more written statements from the record holder (and from each intermediary through which the Required Shares are held) verifying the Eligible Stockholder’s continuous ownership of the Required Shares through such record date and (3) the Eligible Stockholder will provide immediate written notice to the Corporation if the Eligible Stockholder ceases to own any of the Required Shares prior to the applicable annual meeting of stockholders;
(iii)    in the case of a nomination by a group of persons that together is such an Eligible Stockholder, the designation by all group members of one group member that is authorized to act on behalf of all members of the Eligible Stockholder group with respect to the nomination and matters related thereto, including withdrawal of the nomination; and
(iv)    an undertaking that the Eligible Stockholder agrees to (1) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Corporation or out of the information that the Eligible Stockholder provides to the Corporation, (2) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination, solicitation or other activity by the Eligible Stockholder in connection with its efforts to elect the Stockholder Nominee(s) pursuant to this Section 2.16, (3) file with the Securities and Exchange Commission any solicitation or other communication with the Corporation’s stockholders relating to the meeting at which the Stockholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the 1934 Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the 1934 Act, (4) comply with all laws and regulations applicable to any solicitation in connection with the annual meeting and (5) provide the Corporation prior to the annual meeting of stockholders such additional information as necessary or reasonably requested by the Corporation. In addition, no later than the Final Proxy Access Nomination Date, a Qualifying Fund whose stock ownership is counted for purposes of qualifying as an Eligible Stockholder must provide to the Secretary of the Corporation documentation satisfactory to the Corporation that demonstrates that the funds comprising the Qualifying Fund are (x) under common management and investment control, (y) under common management and funded primarily by a single employer or (z) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act.
Any information required by this Section 2.16 to be provided to the Corporation must be updated and supplemented by the Eligible Stockholder or Stockholder Nominee, as applicable, by delivery to the Secretary of the Corporation (1) no later than 10 days after the record date for determining the stockholders entitled to vote at the annual meeting of stockholders, of such information as of such record date and (2) no later than five days before the annual meeting of stockholders, of such information as of the date that is 10 days before the annual meeting of stockholders. Further, in the event that any information or communications provided (pursuant to this Section 2.16 or otherwise) by the Eligible Stockholder or the Stockholder Nominee to the Corporation or its stockholders ceases to be true and correct in any respect or omits a fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of the Corporation of any such inaccuracy or omission in such previously provided information and of the information that is required to make such information or communication true and correct. For the avoidance of doubt, the requirement to update, supplement and correct such information shall not permit any Eligible Stockholder or other person to change or add any proposed Stockholder Nominee or be deemed to cure any defects or limit the remedies (including without limitation under these Bylaws) available to the Corporation relating to any defect (including any inaccuracy or omission).
(h)Information and Agreements from Nominees. At the request of the Corporation, each Stockholder Nominee must: (i) provide an executed agreement, in a form satisfactory to the Corporation, that (1) the Stockholder Nominee has read and agrees, if elected, to serve as a member of the Board of Directors, to adhere to the Corporation’s Corporate Governance Guidelines and Code of Conduct and any other policies and guidelines of the Corporation applicable to directors (which will be provided by the Corporation following a request therefor), (2) the Stockholder Nominee is not and will not become a party to any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity in connection with his or her nomination, service or action as a Stockholder Nominee or as a director of the Corporation, in each case that has not been disclosed to the Corporation and (3) the Stockholder Nominee is not and will not become a party to any agreement, arrangement or understanding with any person or entity as to how the Stockholder Nominee would vote or act on any issue or question as a director and (ii) provide within five business days of the Corporation’s request such additional information as the Corporation determines may be necessary to permit the Board of Directors to determine (1) if such Stockholder Nominee is independent under the rules and listing standards of the principal U.S. exchange upon which the common stock of the Corporation is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors, (2) if such Stockholder Nominee has any direct or indirect relationship with the Corporation other than those relationships that have been deemed categorically immaterial pursuant to the standards used by the Corporation for determining director independence, (3) if such Stockholder Nominee would, by serving on the Board of Directors, violate or cause the Corporation to be in violation of these Bylaws, the Certificate of Incorporation, the rules or listing standards of the principal U.S. exchange upon which the common stock of the Corporation is listed or any applicable law, rule or regulation and (4) if such Stockholder Nominee is or has been subject to any event specified in Item 401(f) of Regulation S-K (or successor rule) of the Securities and Exchange Commission.
(i)Ineligibility of Certain Stockholder Nominees. Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders but either (i) withdraws from or becomes ineligible or unavailable for election at that annual meeting or (ii) does not receive a number of votes cast in favor of his or her election at least equal to 25% of the votes present in person or represented by proxy and entitled to vote in the election of directors, will be ineligible to be a Stockholder Nominee pursuant to this Section 2.16 for the next two annual meetings of stockholders. Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders, but subsequently is determined not to satisfy the eligibility requirements of this Section 2.16 or any other provision of these Bylaws, the Certificate of Incorporation, the Corporation’s Corporate Governance Guidelines or applicable law or regulation at any time before the applicable annual meeting of stockholders, will not be eligible or qualified for election at such annual meeting of stockholders and no other nominee may be substituted by the Eligible Stockholder that nominated such Stockholder Nominee.
(j)Exclusion of Stockholder Nominees from Proxy Materials. The Corporation shall not be required to include, pursuant to this Section 2.16, a Stockholder Nominee in its proxy materials for any annual meeting of stockholders, or, if the proxy statement already has been filed, to allow the nomination of a Stockholder Nominee, notwithstanding that proxies in respect of such vote may have been received by the Board of Directors:
(i)who is not independent under (a) the rules or listing standards of the principal U.S. exchange upon which the common stock of the Corporation is listed, (b) any applicable rules of the Securities and Exchange Commission or any other regulatory body with jurisdiction over the Corporation or (c) any publicly disclosed standards used by the Board of Directors in determining and disclosing independence of the Corporation’s directors, in each case as determined by the Board of Directors;
(ii)whose election as a member of the Board of Directors would cause the Corporation to be in violation of these Bylaws, the Certificate of Incorporation, the rules or listing standards of the principal U.S. exchange upon which the common stock of the Corporation is listed or any applicable law, rule or regulation;
(iii)who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past 10 years;
(iv)who is subject to an order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended;
(v)who is or has been, within the past 3 years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended;
(vi)if such Stockholder Nominee or the applicable Eligible Stockholder (or any member of any group of persons that together is such Eligible Stockholder) shall have provided information to the Corporation in connection with such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make any statement made, in light of the circumstances under which it was made, not misleading, as determined by the Corporation;
(vii)if the Eligible Stockholder (or any member of any group of persons that together is such Eligible Stockholder) or applicable Stockholder Nominee otherwise breaches or fails to comply with its representations, undertakings or obligations pursuant to these Bylaws, including, without limitation, this Section 2.16;
(viii)if the Eligible Stockholder ceases to be an Eligible Stockholder for any reason, including but not limited to not owning the Required Shares through the date of the applicable annual meeting of stockholders; or
(ix)if the Stockholder Nominee is determined not to satisfy the eligibility requirements provided in the Corporate Governance Guidelines.
For the purpose of this subsection (j), the occurrence of clauses (i) through (v) and (ix) and, to the extent related to a breach or failure by the Stockholder Nominee, clauses (vi) and (vii) will result in the exclusion from the proxy materials pursuant to this Section 2.16 of the specific Stockholder Nominee to whom the ineligibility applies or, if the proxy statement for the applicable annual meeting of stockholders already has been filed, the ineligibility of such Stockholder Nominee to stand for election. The occurrence of clause (viii) and, to the extent related to a breach or failure by an Eligible Stockholder (or any member of any group of persons that together is such Eligible Stockholder), clauses (vi) or (vii) will result in the shares owned by such Eligible Stockholder (or any member of any group of persons that together is such Eligible Stockholder) being excluded from the Required Shares (and, if as a result the persons who together nominated the Stockholder Nominee shall no longer constitute an Eligible Stockholder, the exclusion from the proxy materials pursuant to this Section 2.16 of all of the applicable stockholder’s Stockholder Nominees from the applicable annual meeting of stockholders or, if the proxy statement for the applicable annual meeting has already been filed, the ineligibility of all of such stockholder’s Stockholder Nominees to stand for election).
(k)Interpretation; Attendance of Eligible Stockholder at Annual Meeting. The Board of Directors (and any other person or body authorized by the Board of Directors) shall have the power and authority to interpret this Section 2.16 and to make any determinations necessary or advisable to apply this Section 2.16 to any persons, facts or circumstances, in each case, acting in good faith. Notwithstanding the foregoing provisions of this Section 2.16, unless otherwise required by law or otherwise determined by the Chairman of the meeting, if none of: (i) the Eligible Stockholder, (ii) a Qualified Representative (as defined below) of the Eligible Stockholder or (iii) if the Eligible Stockholder is comprised of a group, a member of such group, appears at the annual meeting of stockholders of the Corporation to present such Eligible Stockholder’s Stockholder Nominee(s), such nomination or nominations shall be disregarded and conclusively deemed withdrawn, notwithstanding that proxies in respect of the election of the Stockholder Nominee(s) may have been received by the Corporation.
(l)Exclusive Method of Proxy Access. This Section 2.16 shall be the exclusive method for stockholders to include nominees for director election in the Corporation’s proxy materials.
(m)Definitions. As used in these Bylaws, the following terms shall have the meanings set forth below:
(i)“Custodian Holder,” with respect to any Eligible Stockholder, means any broker, bank or custodian (or similar nominee) who (i) is acting solely as a nominee on behalf of a beneficial owner and (ii) does not “own” (as defined in Section 2.16) any of the shares comprising the Required Shares of the Eligible Stockholder.
(ii)“person” means, as applicable, any individual, corporation, general or limited partnership, limited liability company, joint venture, estate, association, trust or other entity or organization.
(iii)A “Qualified Representative” of an Eligible Stockholder means a person that is a duly authorized officer, manager or partner of such Eligible Stockholder or is authorized by a writing (i) executed by such Eligible Stockholder, (ii) delivered (or a reliable reproduction or electronic transmission of the writing is delivered) by such Eligible Stockholder to the Corporation prior to the taking of the action taken by such person on behalf of such Eligible Stockholder and (iii) stating that such person is authorized to act for such Eligible Stockholder with respect to the action to be taken.
ARTICLE III
OFFICERS
3.1    Enumeration. The officers of the Corporation shall consist of one or more Chief Executive Officers, a Secretary, a Chief Financial Officer, a Treasurer and such other officers with such other titles as the Board of Directors shall determine, including, at the discretion of the Board of Directors, a Chairman of the Board, and one or more Presidents, Vice Presidents and Assistant Secretaries. The Board of Directors may appoint such other officers as it may deem appropriate.
3.2    Election. Officers shall be appointed from time to time by the Board of Directors.
3.3    Qualification. No officer need be a stockholder. Any two or more offices may be held by the same person.
3.4    Tenure. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, each officer shall hold office until his or her successor is elected and qualified, unless a different term is specified in the vote appointing him, or until his or her earlier death, resignation or removal.
3.5    Resignation and Removal. Any officer may resign by delivering his or her written resignation to the Corporation at its principal office or to the Chief Executive Officer or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event. Any officer elected by the Board of Directors may be removed at any time, with or without cause, by the Board of Directors.
3.6    Chairman of the Board. The Board of Directors may appoint a Chairman of the Board. If the Board of Directors appoints a Chairman of the Board, he or she shall perform such duties and possess such powers as are assigned to him or her by the Board of Directors. Unless otherwise provided by the Board of Directors, he or she shall preside at all meetings of the stockholders, and, if he or she is a director, at all meetings of the Board of Directors.
3.7    Chief Executive Officer. The Chief Executive Officer shall, subject to the direction of the Board of Directors, have responsibility for the general management and control of the business and affairs of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of Chief Executive Officer or which the Board of Directors may from time to time prescribe. The Chief Executive Officer shall, in the Chairman of the Board’s absence or because of the Chairman of the Board’s inability to act, perform all duties of the Chairman of the Board and preside at all meetings of the Board of Directors and of stockholders. The Chief Executive Officer shall have the power to act as the President of the Corporation for any action that is required to be performed by a president of a corporation under the Delaware General Corporation Law, the Certificate of Incorporation or other applicable law. The Chief Executive Officer shall have power to sign stock certificates, contracts and other instruments of the Corporation which are authorized and shall have general supervision and direction of all of the other officers, employees and agents of the Corporation, other than the Chairman of the Board. If the Board of Directors appoints more than one Chief Executive Officer, the Board may prescribe such duties, responsibilities, and powers to each Chief Executive Officer as it determines appropriate. In the absence of a prescription by the Board otherwise, each reference to the Chief Executive Officer in these Bylaws or in any other corporate authorization shall mean each and either such person, acting individually.
3.8    Presidents. Any President shall perform such duties and possess such powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe. In the event of the absence, inability or refusal to act of the Chief Executive Officer, the President (or if there shall be more than one, the Presidents in the order determined by the Board of Directors), or any other person as determined by the Board of Directors, shall perform the duties of the Chief Executive Officer and when so performing shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer.
3.9    Vice Presidents. Any Vice President shall perform such duties and possess such powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe. In the event of the absence, inability or refusal to act of the President, the Vice President (or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors) shall perform the duties of the President and when so performing shall have all the powers of and be subject to all the restrictions upon the President. The Board of Directors may assign to any Vice President the title of Executive Vice President, Senior Vice President or any other title selected by the Board of Directors.
3.10    Secretary and Assistant Secretaries. The Secretary shall perform such duties and shall have such powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe. In addition, the Secretary shall perform such duties and have such powers as are incident to the office of the Secretary, including, without limitation, the duty and power to give notices of all meetings of stockholders and special meetings of the Board of Directors, to keep a record of the proceedings of all meetings of stockholders and the Board of Directors, to maintain a stock ledger and prepare lists of stockholders and their addresses as required, to be custodian of corporate records and the corporate seal and to affix and attest to the same on documents.
Any Assistant Secretary shall perform such duties and possess such powers as the Board of Directors, the Chief Executive Officer, the President or the Secretary may from time to time prescribe. In the event of the absence, inability or refusal to act of the Secretary, the Assistant Secretary (or if there shall be more than one, the Assistant Secretaries in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Secretary.
In the absence of the Secretary or any Assistant Secretary at any meeting of stockholders or directors, the person presiding at the meeting shall designate a temporary secretary to keep a record of the meeting.
3.11    Chief Financial Officer. Unless otherwise designated by the Board of Directors, the Chief Financial Officer shall be the Treasurer. The Chief Financial Officer shall perform such duties and shall have such powers as may from time to time be assigned to him by the Board of Directors or the Chief Executive Officer. In addition, the Chief Financial Officer shall perform such duties and have such powers as are incident to the office of chief financial officer, including without limitation, the duty and power to keep and be responsible for all funds and securities of the Corporation, to maintain the financial records of the Corporation, to deposit funds of the Corporation in depositories as authorized, to disburse such funds as authorized, to make proper accounts of such funds, and to render as required by the Board of Directors accounts of all such transactions and of the financial condition of the Corporation.
3.12    Salaries. Officers of the Corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors.
3.13    Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof. Any officer also may from time to time delegate his or her powers or duties to any other officers, agents, or employees, except as otherwise prescribed by the Board of Directors.
ARTICLE IV
CAPITAL STOCK
4.1    Issuance of Stock. Unless otherwise voted by the stockholders and subject to the provisions of the Certificate of Incorporation, the whole or any part of any unissued balance of the authorized capital stock of the Corporation or the whole or any part of any unissued balance of the authorized capital stock of the Corporation held in its treasury may be issued, sold, transferred or otherwise disposed of by vote of the Board of Directors in such manner, for such consideration and on such terms as the Board of Directors may determine.
4.2    Certificates of Stock. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock of the Corporation represented by certificates shall be entitled to have a certificate, in such form as may be prescribed by law, by the Certificate of Incorporation and by the Board of Directors, certifying the number and class of shares owned by him or her in the Corporation. Each such certificate shall be signed by, or in the name of the Corporation by, the Chairman or Vice Chairman, if any, of the Board of Directors, or a President or a Vice President, and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation. Any or all of the signatures on the certificate may be a facsimile.
Shares of stock which are subject to any restriction on transfer pursuant to the Certificate of Incorporation, these Bylaws, applicable securities laws or any agreement among any number of shareholders or among such holders and the Corporation shall (i) in the case of stock that is certificated, have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction, and (ii) in the case that stock that is uncertificated, have such restrictions on transfer implemented in accordance with applicable law, rules and regulations.
4.3    Transfers. Except as otherwise established by rules and regulations adopted by the Board of Directors, and subject to applicable law, shares of stock may be transferred on the books of the Corporation by the record holder of such stock or by his or her attorney lawfully constituted in writing and, if such stock is certificated, upon the surrender to the Corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or authenticity of signature as the Corporation or its transfer agent may reasonably require. Except as may be otherwise required by law, the Certificate of Incorporation or these Bylaws, the

Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such stock, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the Corporation in accordance with the requirements of these Bylaws.
4.4    Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate of stock in place of any previously issued certificate alleged to have been lost, stolen, or destroyed, upon such terms and conditions as the Board of Directors may prescribe, including the presentation of reasonable evidence of such loss, theft or destruction and the giving of such indemnity as the Board of Directors may require for the protection of the Corporation or any transfer agent or registrar.
4.5    Record Date. The Board of Directors may fix in advance a record date for the determination of the stockholders entitled to notice of or to vote at any meeting of stockholders, or entitled to receive payment of any dividend or other distribution or allotment of any rights in respect of any change, concession or exchange of stock, or for the purpose of any other lawful action. Such record date shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action to which such record date relates.
If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held. The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to such purpose.
A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
ARTICLE V
GENERAL PROVISIONS
5.1    Fiscal Year. The fiscal year of the Corporation shall be as fixed by the Board of Directors.
5.2    Corporate Seal. The corporate seal shall be in such form as shall be approved by the Board of Directors.
5.3    Waiver of Notice. Whenever any notice whatsoever is required to be given by law, the Certificate of Incorporation or these Bylaws, a waiver of such notice either in writing signed by the person entitled to such notice or such person’s duly authorized attorney, or by electronic transmission or any other method permitted under the Delaware General Corporation Law, whether before, at or after the time stated in such waiver, or the appearance of such person or persons at such meeting in person or by proxy, shall be deemed equivalent to such notice.
5.4    Actions with Respect to Securities of Other Corporations. Except as the Board of Directors may otherwise designate, the Chief Executive Officer or President or any officer of the Corporation authorized by the Chief Executive Officer or President shall have the power to vote and otherwise act on behalf of the Corporation, in person or proxy, and may waive notice of, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact to this Corporation (with or without power of substitution) at any meeting of stockholders or shareholders (or with respect to any action of stockholders) of any other corporation or organization, the securities of which may be held by this Corporation and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of this Corporation’s ownership of securities in such other corporation or other organization.
5.5    Evidence of Authority. A certificate by the Secretary, or an Assistant Secretary, or a temporary Secretary, as to any action taken by the stockholders, directors, a committee or any officer or representative of the Corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.
5.6    Certificate of Incorporation. All references in these Bylaws to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the Corporation, as amended and in effect from time to time.
5.7    Severability. Any determination that any provision of these Bylaws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these Bylaws.
5.8    Pronouns. All pronouns used in these Bylaws shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.
5.9    Notices. Except as otherwise specifically provided herein or required by law or the Certificate of Incorporation, all notices required to be given to any stockholder, director, officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, or by sending such notice by facsimile or other electronic transmission in the manner provided in Section 232 of the Delaware General Corporation Law, or by commercial courier service. Any such notice shall be addressed to such stockholder, director, officer, employee or agent at his or her last known address as the same appears on the books of the Corporation. The time when such notice shall be deemed to be given shall be the time such notice is received by such stockholder, director, officer, employee or agent, or by any person accepting such notice on behalf of such person, if delivered by hand, facsimile, other electronic transmission or commercial courier service, or the time such notice is dispatched, if delivered through the mails.
5.10    Reliance Upon Books, Reports and Records. Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation, including reports made to the Corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care.
5.11    Time Periods. In applying any provision of these Bylaws which require that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.
5.12    Facsimile Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

ARTICLE VI
FORUM FOR ADJUDICATION OF DISPUTES
6.1    Forum. Unless the Corporation, in writing, selects or consents to the selection of an alternative forum: (a) the sole and exclusive forum for any complaint asserting any internal corporate claims (as defined below), to the fullest extent permitted by law, and subject to applicable jurisdictional requirements, shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have, or declines to accept, jurisdiction, another state court or a federal court located within the State of Delaware); and (b) the sole and exclusive forum for any complaint asserting a cause of action arising under the Securities Act of 1933, to the fullest extent permitted by law, shall be the federal district courts of the United States of America. For purposes of this Article VI, internal corporate claims means claims, including claims in the right of the Corporation, that are based upon a violation of a duty by a current or former director, officer, employee or stockholder in such capacity, or as to which the Delaware General Corporation Law confers jurisdiction upon the Court of Chancery. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article VI.
6.2    Enforceability. If any provision of this Article VI shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Article VI (including, without limitation, each portion of any sentence of this Article VI containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities or circumstances shall not in any way be affected or impaired thereby.
ARTICLE VII
AMENDMENTS
7.1    By the Board of Directors. Except as is otherwise set forth in these Bylaws, these Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the affirmative vote of a majority of the directors present at any regular or special meeting of the Board of Directors at which a quorum is present.
7.2    By the Stockholders. Except as otherwise set forth in these Bylaws, these Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, provided that if such action is taken at a special meeting of stockholders, such notice of such alteration, amendment, repeal or adoption of new Bylaws shall have been stated in the notice of such special meeting.
ARTICLE VIII
INDEMNIFICATION OF DIRECTORS AND OFFICERS
8.1    Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (“proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, or as a controlling person of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer, or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said Law permitted the Corporation to provide prior to such amendment) against all expenses, liability and loss reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in Section 8.2 of this Article VIII, the Corporation shall indemnify any such person seeking indemnity in connection with a proceeding (or part thereof) initiated by such person only if (a) such indemnification is expressly required to be made by law or the Certificate of Incorporation, (b) the proceeding (or part thereof) was authorized by the Board of Directors of the Corporation, (c) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under the Delaware General Corporation Law, or (d) the proceeding (or part thereof) is brought to establish or enforce a right to indemnification under an indemnity agreement or any other statute or law or otherwise as required under Section 145 of the Delaware General Corporation Law. The rights hereunder shall be contract rights and shall include the right to be paid expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, unless the Delaware General Corporation Law then so prohibits, the payment of such expenses incurred by a director or officer of the Corporation in his or her capacity as a director or officer (and not in any other capacity in which service was or is tendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this Section or otherwise.
8.2    Right of Claimant to Bring Suit. If a claim under Section 8.1 is not paid in full by the Corporation within 90 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if such suit is not frivolous or brought in bad faith, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to this Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.
8.3    Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the advancement of related expenses, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VIII with respect to the indemnification of and advancement of expenses to directors and officers of the Corporation.
8.4    Non-Exclusivity of Rights. The rights conferred on any person in Sections 8.1 and 8.2 shall not be exclusive of any other right which such persons may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.
8.5    Indemnification Contracts. The Board of Directors is authorized to enter into a contract with any director, officer, employee or agent of the Corporation, or any person serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, providing for indemnification rights equivalent to or, if the Board of Directors so determines, greater than, those provided for in this Article VIII.
8.6    Insurance. The Corporation shall maintain insurance to the extent reasonably available, at its expense, to protect itself and any such director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.
8.7    Effect of Amendment. Any amendment, repeal or modification of any provision of this Article VIII by the stockholders and the directors of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such amendment, repeal or modification.
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